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                                                                    EXHIBIT 99.4

                               FRANKLIN COVEY CO.
                             SUBSCRIPTION OFFERING

To Our Clients:

    Enclosed for your consideration is a prospectus, dated       , 1999,
relating to an offer by Franklin Covey Co. to holders of record of its common
shares on       , 1999 of rights to subscribe for and purchase one Series A preferred share for every 27 common shares held on that date at the subscription price of $100.00 per share. Holders are entitled to subscribe for all or any portion of the Series A Preferred shares underlying their subscription right.

    The materials enclosed are being forwarded to you as the beneficial owner of Series A preferred shares held by us for your account but not registered in your name. Exercises of subscription rights may only be made by us as the holder of record and pursuant to your instructions. The subscription agreement is furnished to you for your information only and may not be used by you to exercise rights in the subscription offer relating to common shares held by us for your account.

    Accordingly, we request instructions as to whether you wish us to subscribe for any Series A preferred shares for which you are entitled to subscribe for pursuant to the terms and conditions set forth in the enclosed prospectus and subscription agreement. HOWEVER, WE URGE YOU TO READ THESE DOCUMENTS CAREFULLY BEFORE INSTRUCTING US TO EXERCISE ANY SUBSCRIPTION RIGHTS.

    Your instructions to us should be forwarded as promptly as possible in order to permit us to exercise the subscription rights on your behalf in accordance with the provisions of the subscription offer. The subscription offer will
expire at 5:00 p.m., Mountain time, on       , 1999, unless extended. ONCE YOU
HAVE EXERCISED YOUR SUBSCRIPTION RIGHTS, YOU MAY NOT REVOKE YOUR ELECTION FOR ANY REASON.

    NEITHER FRANKLIN COVEY NOR ITS BOARD OF DIRECTORS MAKES ANY RECOMMENDATION TO ANY SHAREHOLDER AS TO WHETHER TO EXERCISE OR REFRAIN FROM EXERCISING SUBSCRIPTION RIGHTS OR, IF EXERCISED, AS TO THE NUMBER OF SERIES A PREFERRED SHARES TO PURCHASE. SHAREHOLDERS MUST MAKE THEIR OWN DECISIONS.

    If you wish to have us exercise, on your behalf, any or all of your rights to purchase Series A preferred shares, please so instruct us by completing, executing and returning to us, and not the subscription agent, the attached instruction form along with proper payment for the number of shares for which you are subscribing at the subscription price.

    The subscription offer is being made to all common shareholders of record as
of       , 1999 solely pursuant to the prospectus and the subscription agreement. The offer is not being made (nor will the exercise of subscription rights be accepted from or on behalf of) shareholders in any jurisdiction in which the making of the offer or the acceptance of any exercise of subscription rights therein would not be in compliance with the laws of such jurisdiction.

    Any questions or requests for assistance concerning the offering should be directed to Richard Putnam, Franklin Covey's Director of Investor Relations, at
(801) 975-1776.

                                          Very truly yours,

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                               FRANKLIN COVEY CO.
 INSTRUCTIONS TO THE HOLDER OF RECORD TO SUBSCRIBE FOR FRANKLIN COVEY SERIES A
                                PREFERRED SHARES
                       PURSUANT TO THE SUBSCRIPTION OFFER

    The undersigned acknowledge(s) receipt of your letter and the enclosed materials referred to therein relating to the Franklin Covey's offer of rights to purchase one of its Series A preferred shares for every 27 common shares held
of record on             , 1999.

    As the beneficial holder of Franklin Covey common shares on       , 1999,
the undersigned is eligible to subscribe for       Series A preferred shares and
hereby instructs you as follows:

    Box 1. / / Please do not exercise my rights to purchase Franklin Covey
               Series A preferred shares.

    Box 2. / / Please exercise my rights to purchase       shares of Franklin
               Covey Series A preferred shares, at the subscription price of $100 per preferred share.

   I am paying by the following checked method:          In the amount of:

   Box 1. / /  money order or check,
               payable to Zions First National Bank,
               which I have enclosed with this
               instruction form.                         $
                                                         --------------------

   Box 2. / /  deduction from the following account
               maintained by you,

               Account No. ------- and Account Type
               -------.
                                                         $
                                                         --------------------

    I understand that my payment will then be forwarded by you, by one of the prescribed methods, to the Subscription Agent.

 Signature(s) of Beneficial Owner(s):

 X                                      Date:
      --------------------------------         --------------------------------

 X                                      Date:
      --------------------------------         --------------------------------

    If signed by a trustee, executor, administrator, guardian, officer or other person acting in a fiduciary or representative capacity, please set forth the following information:

Name(s):    -----------------------------------
                  (Please type or print)

Capacity:
            -----------------------------------

Address:
            -----------------------------------
                    (Include zip code)